Contact:
Kathleen Campbell, Marketing Director
First Citizens Community Bank
15 S. Main Street
Mansfield, PA 16933
570-662-0422
570-662-8512 (fax)

citizens financial services, inc. reports unaudited first quarter 2020 financial results

MANSFIELD, PENNSYLVANIA— April 24, 2020 – Citizens Financial Services, Inc. (OTC Pink: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three months ended March 31, 2020.

Highlights

•
The acquisition of MidCoast Community Bancorp, Inc. was completed effective April 17, 2020 and the merger of computer and operating systems occurred on April 18th. The acquisition included $231.3 million of loans and $207.8 million of deposits. Based on the closing price on April 17th, the deal valuation was approximately $27.0 million.  Merger and acquisitions costs for 2020 totaled $376,000 as of March 31, 2020.

•
Net income was $4.5 million for the three months ended March 31, 2020, which is 2.9% higher than the net income for 2019’s comparable period. The effective tax rate for the first three months of 2020 was 16.4% compared to 15.7% in the comparable period in 2019.

•	Net interest income before the provision for loan losses was $12.9 million for the three months ended March 31, 2020, an increase of $975,000, or 8.2%, over the same period a year ago.

•
Return on average equity for the three months (annualized) ended March 31, 2020 was 11.48% compared to 12.12% for the three months (annualized) ended March 31, 2019. Excluding merger and acquisitions costs, the annualized return on average equity for the three months ended March 31, 2020 would have been 12.34%. (1)

•	Return on average tangible equity for the three months (annualized) ended March 31, 2020 was 13.59% compared to 14.62% for the three months (annualized) ended March 31, 2019. (1)

•
Return on average assets for the three months (annualized) ended March 31, 2020 was 1.24% compared to 1.22% for the three months (annualized) ended March 31, 2019. Excluding merger and acquisitions costs, the annualized return on average assets for the three months ended March 31, 2020 would have been 1.34%. (1)

Covid 19 pandemic response and loan profile

•
The Company participated in the Paycheck Protection Program (PPP) for loans provided under the auspices of the Small Business Administration (SBA). As of April 16th, the date where Phase I funds were allocated under the PPP program, the Company received approval from the SBA for 422 loans totaling $47.2 million, which will earn interest at 1% per annum for up to 24 months and will generate fee income of approximately $2.0 million. We will also be participating in Phase II of the PPP program. A portion of these loans may be forgiven by the SBA depending on the customers usage of the proceeds.

•	Additionally, as support for our communities, we created a payment relief program, which includes the following:
o	Waiver of late fees for March, April and May
o	Interest-only payment options for consumers and businesses for 60 to 90 days.
o	Deferral of principal payments for consumers and businesses in certain industries for 60-120 days.
o	Waiver of CD early withdrawal penalties through June 1.

•	Through April 23, we have provided relief to customers with outstanding balances of $32.5 million, or approximately 3.0% of total loans, which includes residential and commercial customers.

•
The Company tracks industry concentrations to identify risks that could lead to additional credit exposure. As a result of the Covid 19 pandemic, the Company has determined that Hotels/Motels and restaurants represent a higher level of credit risk. At March 31, 2020, the Company has limited loan concentrations to these industries as follows:

o	Hotels/Motels - $18.9 million or 1.7% of outstanding loans, and 87.6% pass rated
o	Restaurants - $13.1 million or 1.2% of outstanding loans, and 86.8% pass rated

•
Our agricultural relationships are also being strained by the pandemic as demand for certain products has declined and processing plant issues have resulted in further strains on our customers as a result of the pandemic. Agricultural lending comprises $346.8 million, or 31.7% of outstanding balances as of March 31, 2020.

Three Months Ended March 31, 2020 Compared to March 31, 2019

•
For the three months ended March 31, 2020, net income totaled $4,531,000 which compares to net income of $4,405,000 for the first three months of 2019, an increase of $126,000 or 2.9%.  Basic earnings per share of $1.29 for first three months of 2020 compares to $1.25 for the 2019 comparable period. Annualized return on equity for the three months ended March 31, 2020 and 2019 was 11.48% and 12.12%, while annualized return on assets was 1.24% and 1.22%, respectively. If merger and acquisition costs are excluded, the annualized return on average equity and average assets would be 12.34% and 1.34%, respectively. (1)

•
Net interest income before the provision for loan loss for the three months ended March 31, 2020 totaled $12,890,000 compared to $11,915,000 for the three months ended March 31, 2019, resulting in an increase of $975,000, or 8.2%. Average interest earning assets increased $11.3 million for the three months ended March 31, 2020 compared to the same period last year.  Average loans increased $21.4 million while average investment securities decreased $9.6 million. The tax effected net interest margin for the three months ended March 31, 2020 was 3.84% compared to 3.62% for the same period last year, which was impacted by the decrease in the average cost on interest bearing liabilities of 23 bps, to 0.91%.

•
The provision for loan losses for the three months ended March 31, 2020 and 2019 was $400,000. While loans decreased in 2020 compared to positive net loan growth in the first quarter of 2019, the provision for 2020 was based on the potential impact the Covid-19 pandemic may have on the local and national economies.

•
Total non-interest income was $1,851,000 for the three months ended March 31, 2020, which is $182,000 less than for the comparable period last year.  The primary driver was a decrease of $254,000 in the value of equity securities during the first quarter, compared to an increase of $11,000 in the first quarter of 2019. The decrease in our equity portfolio was consistent with the decrease experienced by the stock market as a result of the pandemic.

•
Total non-interest expenses for the three months ended March 31, 2020 totaled $8,921,000 compared to $8,322,000 for the same period last year, which is an increase of $599,000, or 7.2%.  Salaries and benefits increased $385,000 primarily due to merit increases and increased health care costs. Expenses associated with MidCoast acquisition accounted for $376,000 of the increase in expenses in the first quarter. Other expenses increased $156,000, which was primarily due to fraudulent charges on customer accounts.

•
The provision for income taxes increased $68,000 when comparing the three months ended March 31, 2020 to the same period in 2019 as a result of an increase in income before income tax of $194,000 and certain merger and acquisition expenses being non-deductible for tax purposes.

Balance Sheet and Other Information:

•	At March 31, 2020, total assets were $1.45 billion, compared to $1.47 billion at December 31, 2019 and $1.45 billion at March 31, 2019.

•
Available for sale securities of $257.8 million at March 31, 2020 increased $17.1 million from December 31, 2019 and $13.4 million from March 31, 2019. The yield on the investment portfolio increased from 2.69% to 2.82% on a tax equivalent basis.

•
Net loans as of March 31, 2020 totaled $1.08 billion and decreased $22.3 million from December 31, 2019 after several large pay-offs and increased $1.6 million from March 31, 2019. The decrease in loans was driven by the early pay-offs and limited demand in the first quarter.

•
The allowance for loan losses totaled $14,247,000 at March 31, 2020 which is an increase of $402,000 from December 31, 2019.  The increase is due to recording a provision for loan losses of $400,000 and recoveries of $11,000, offset by charge-offs of $9,000. The allowance as a percent of total loans was 1.30% as of March 31, 2020 and 1.24% as of December 31, 2019.

•
Deposits decreased $6.0 million from December 31, 2019, to $1.21 billion at March 31, 2020, primarily due a decrease in brokered CD’s of $10.2 million.  Borrowed funds decreased $1.6 million from December 31, 2019 to $83.6 million at March 31, 2020. Non-interest-bearing deposits increased $696,000 from December 31, 2019 to $204.5 million at March 31, 2020.

•
Stockholders’ equity totaled $159.9 million at March 31, 2020, compared to $154.8 million at December 31, 2019, an increase of $5.1 million.  The increase was attributable to net income for the three months ended March 31, 2020 totaling $4.5 million, offset by cash dividends for the first quarter totaling $2.0 million and net treasury stock activity of $1.0 million.  As a result of decreases in market interest rates impacting the fair value of investment securities, the unrealized gain on available for sale investment securities, net of tax, improved $3.4 million from December 31, 2019.

Dividend Declared

On March 3, 2020, the Board of Directors declared a cash dividend of $0.55 per share, which included a $0.10 special dividend and was paid on March 27, 2020 to shareholders of record at the close of business on March 13, 2020. The quarterly cash dividend is an increase of 26.0% over the regular cash dividend of $0.441 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2019.

Citizens Financial Services, Inc. has nearly 2,000 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The
	Three Months Ended
	March 31,
	2020	2019
Income and Performance Ratios
Net Income	$4,531	$4,405
Return on average assets (annualized)	1.24%	1.22%
Return on average equity (annualized)	11.48%	12.12%
Return on average tangible equity (annualized) (a)	13.59%	14.62%
Net interest margin (tax equivalent)(a)	3.84%	3.62%
Earnings per share - basic (b)	$1.29	$1.25
Earnings per share - diluted (b)	$1.29	$1.25
Cash dividends paid per share (b)	$0.550	$0.441

Asset quality
Allowance for loan and lease losses	$14,247	$13,084
Non-performing assets	$14,522	$16,059
Allowance for loan and lease losses/total loans	1.30%	1.20%
Non-performing assets to total loans	1.33%	1.47%
Annualized net charge-offs to total loans	0.00%	0.07%

Equity
Book value per share (b)	$44.78	$41.23
Tangible Book value per share (a) (b)	$37.77	$34.20
Market Value (Last reported trade of month)	$49.00	$64.00
Common shares outstanding	3,506,009	3,498,834
Number of shares used in computation - basic (b)	3,515,500	3,528,466
Number of shares used in computation - diluted (b)	3,515,500	3,528,466

Other
Average Full Time Equivalent Employees	255.3	261.8
Loan to Deposit Ratio	90.75%	92.32%
Trust assets under management	$110,419	$125,342
Brokerage assets under management	$200,145	$196,840

Balance Sheet Highlights	March 31,	December 31,	March 31,
	2020	2019	2019

Assets	$1,464,729	$1,466,339	$1,448,054
Investment securities	258,437	241,407	244,964
Loans (net of unearned income)	1,093,720	1,115,569	1,090,917
Allowance for loan losses	14,247	13,845	13,084
Deposits	1,205,150	1,211,118	1,181,654
Stockholders' Equity	159,923	154,774	142,845

(a) See reconcilation of Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,	December 31,	March 31,
(in thousands except share data)	2020	2019	2019
ASSETS:
Cash and due from banks:
Noninterest-bearing	$20,663	$17,727	$16,384
Interest-bearing	858	793	1,450
Total cash and cash equivalents	21,521	18,520	17,834

Interest bearing time deposits with other banks	14,506	14,256	15,498

Equity securities	649	701	527

Available-for-sale securities	257,788	240,706	244,437

Loans held for sale	2,006	815	182

Loans (net of allowance for loan losses: $14,247 at March 31, 2020;
$13,845 at December 31, 2019 and $13,084 at March 31, 2019)	1,079,473	1,101,724	1,077,833

Premises and equipment	16,222	15,933	16,177
Accrued interest receivable	4,587	4,555	4,769
Goodwill	23,296	23,296	23,296
Bank owned life insurance	28,284	28,128	27,656
Other intangibles	1,294	1,346	1,547
Other assets	15,103	16,359	18,298

TOTAL ASSETS	$1,464,729	$1,466,339	$1,448,054

LIABILITIES:
Deposits:
Noninterest-bearing	$204,489	$203,793	$184,988
Interest-bearing	1,000,661	1,007,325	996,666
Total deposits	1,205,150	1,211,118	1,181,654
Borrowed funds	83,563	85,117	108,263
Accrued interest payable	906	1,088	1,092
Other liabilities	15,187	14,242	14,200
TOTAL LIABILITIES	1,304,806	1,311,565	1,305,209
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2020 or 2019	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at March 31, 2019, December 31, 2019 and
March 31, 2019: issued 3,938,668 at March 31, 2019 and December 31, 2019 and
3,904,212 at March 31, 2019	3,939	3,939	3,904
Additional paid-in capital	55,129	55,089	53,102
Retained earnings	113,374	110,800	102,574
Accumulated other comprehensive income (loss)	2,918	(629)	(2,825)
Treasury stock, at cost: 432,659 at March 31, 2020 and 413,607 shares
at December 31, 2019 and 405,378 shares at March 31, 2019	(15,437)	(14,425)	(13,910)
TOTAL STOCKHOLDERS' EQUITY	159,923	154,774	142,845
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$1,464,729	$1,466,339	$1,448,054

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except per share data)	2020	2019
INTEREST INCOME:
Interest and fees on loans	$13,638	$13,314
Interest-bearing deposits with banks	95	104
Investment securities:
Taxable	1,107	1,108
Nontaxable	389	357
Dividends	110	134
TOTAL INTEREST INCOME	15,339	15,017
INTEREST EXPENSE:
Deposits	1,987	2,314
Borrowed funds	462	788
TOTAL INTEREST EXPENSE	2,449	3,102
NET INTEREST INCOME	12,890	11,915
Provision for loan losses	400	400
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	12,490	11,515
NON-INTEREST INCOME:
Service charges	1,081	1,099
Trust	198	232
Brokerage and insurance	340	293
Gains on loans sold	167	99
Equity security gains (losses), net	(254)	11
Earnings on bank owned life insurance	156	151
Other	163	148
TOTAL NON-INTEREST INCOME	1,851	2,033
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,414	5,029
Occupancy	526	592
Furniture and equipment	131	155
Professional fees	325	442
FDIC insurance expense	71	111
Pennsylvania shares tax	275	275
Amortization of intangibles	50	66
Merger and acquisition	376	-
Software expenses	247	227
ORE expenses	32	107
Other	1,474	1,318
TOTAL NON-INTEREST EXPENSES	8,921	8,322
Income before provision for income taxes	5,420	5,226
Provision for income taxes	889	821
NET INCOME	$4,531	$4,405

PER COMMON SHARE DATA:
Net Income - Basic	$1.29	$1.25
Net Income - Diluted	$1.29	$1.25
Cash Dividends Paid	$0.550	$0.441

Number of shares used in computation - basic	3,515,500	3,528,466
Number of shares used in computation - diluted	3,515,500	3,528,466

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except share data)		Three Months Ended,
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Interest income	$15,339	$15,587	$15,874	$15,502	$15,017
Interest expense	2,449	2,797	2,975	3,166	3,102
Net interest income	12,890	12,790	12,899	12,336	11,915
Provision for loan losses	400	525	400	350	400
Net interest income after provision for loan losses	12,490	12,265	12,499	11,986	11,515
Non-interest income	2,105	2,083	2,140	1,997	2,022
Investment securities gains (losses), net	(254)	66	37	30	11
Non-interest expenses	8,921	8,368	8,414	8,237	8,322
Income before provision for income taxes	5,420	6,046	6,262	5,776	5,226
Provision for income taxes	889	1,003	1,066	930	821
Net income	$4,531	$5,043	$5,196	$4,846	$4,405
Earnings Per Share Basic	$1.29	$1.43	$1.48	$1.38	$1.25
Earnings Per Share Diluted	$1.29	$1.43	$1.48	$1.38	$1.25

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended March 31,
	2020			2019
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$		$ %	$		$ %
ASSETS
Interest-bearing deposits at banks	9,538	3	0.17	8,759	7	0.32
Interest bearing time deposits at banks	14,272	92	2.59	15,498	97	2.54
Investment securities	242,448	1,710	2.82	252,053	1,693	2.69
Loans: (2)(3)(4)
Residential mortgage loans	215,838	2,843	5.30	215,670	2,825	5.31
Construction loans	17,726	223	5.06	28,439	357	5.09
Commercial Loans	415,199	5,534	5.36	401,813	5,423	5.47
Agricultural Loans	360,179	4,112	4.59	334,520	3,739	4.53
Loans to state & political subdivisions	94,122	939	4.01	100,922	978	3.93
Other loans	9,461	171	7.27	9,768	184	7.64
Loans, net of discount (2)(3)(4)	1,112,525	13,822	5.00	1,091,132	13,506	5.02
Total interest-earning assets	1,378,783	15,627	4.56	1,367,442	15,303	4.54
Cash and due from banks	6,263			6,741
Bank premises and equipment	16,062			16,263
Other assets	56,983			54,278
Total non-interest earning assets	79,308			77,282
Total assets	1,458,091			1,444,724
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	332,068	437	0.53	328,357	578	0.71
Savings accounts	225,985	184	0.33	211,149	184	0.35
Money market accounts	174,294	393	0.91	161,424	505	1.27
Certificates of deposit	261,278	973	1.50	293,385	1,047	1.45
Total interest-bearing deposits	993,625	1,987	0.80	994,315	2,314	0.94
Other borrowed funds	93,849	462	1.98	113,829	788	2.81
Total interest-bearing liabilities	1,087,474	2,449	0.91	1,108,144	3,102	1.14
Demand deposits	196,604			176,989
Other liabilities	16,082			14,199
Total non-interest-bearing liabilities	212,686			191,188
Stockholders' equity	157,931			145,392
Total liabilities & stockholders' equity	1,458,091			1,444,724
Net interest income		13,178			12,201
Net interest spread (5)			3.65%			3.40%
Net interest income as a percentage
of average interest-earning assets			3.84%			3.62%
Ratio of interest-earning assets
to interest-bearing liabilities			127%			123%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2020 and 2019. See reconciliation of non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2020	2019	2019	2019	2019
Real estate:
Residential	$216,179	$217,088	$215,717	$213,014	$214,635
Commercial	338,490	342,023	349,269	347,430	334,371
Agricultural	300,606	311,464	305,948	294,332	295,547
Construction	17,926	15,519	11,448	20,950	18,611
Consumer	9,533	9,947	9,709	9,854	9,773
Other commercial loans	71,038	69,970	76,785	76,179	74,323
Other agricultural loans	46,170	55,112	50,334	41,689	43,245
State & political subdivision loans	93,778	94,446	95,824	96,174	100,412
Total loans	1,093,720	1,115,569	1,115,034	1,099,622	1,090,917
Less: allowance for loan losses	14,247	13,845	13,679	13,304	13,084
Net loans	$1,079,473	$1,101,724	$1,101,355	$1,086,318	$1,077,833

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$3,159	$2,711	$2,672	$2,599	$4,470

Non-accrual loans	$11,302	$11,536	$13,223	$12,534	$11,700
Loans past due 90 days or more and accruing	164	487	103	175	64
Non-performing loans	$11,466	$12,023	$13,326	$12,709	$11,764
OREO	3,056	3,404	3,497	3,853	4,295
Total Non-performing assets	$14,522	$15,427	$16,823	$16,562	$16,059

	3 Months	3 Months	3 Months	3 Months	3 Months
	Ended	Ended	Ended	Ended	Ended
Analysis of the Allowance for loan Losses	March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands)	2020	2019	2019	2019	2019
Balance, beginning of period	$13,845	$13,679	$13,304	$13,084	$12,884
Charge-offs	(9)	(370)	(34)	(139)	(214)
Recoveries	11	11	9	9	14
Net (charge-offs) recoveries	2	(359)	(25)	(130)	(200)
Provision for loan losses	400	525	400	350	400
Balance, end of period	$14,247	$13,845	$13,679	$13,304	$13,084

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	March 31
	2020	2019
Tangible Equity
Stockholders Equity - GAAP	$159,923	$142,845
Accumulated other comprehensive (gain) loss	(2,918)	2,825
Intangible Assets	(24,590)	(24,843)
Tangible Equity - Non-GAAP	132,415	120,827
Shares outstanding adjusted for June 2019 stock Dividend	3,506,009	3,533,290
Tangible Book value per share (a)	$37.77	$34.20

	As of
	March 31
	2020	2019
Tangible Equity per share
Stockholders Equity per share - GAAP	$45.61	$40.43
Adjustments for accumulated other comprehensive loss	(0.83)	0.80
Book value per share	44.78	41.23
Adjustments for intangible assets	(7.01)	(7.03)
Tangible Book value per share - Non-GAAP	$37.77	$34.20

	For the Three Months Ended
	March 31
	2020	2019
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$157,905	$141,578
Average Accumulated Other Comprehensive Loss	(26)	(3,814)
Average Intangible Assets	24,603	24,872
Average Tangible Equity - Non-GAAP	133,328	120,520
Net Income	$4,531	$4,405
Annualized Return on Average Tangible Equity	13.59%	14.62%

	For the Three Months Ended March 31, 2020
Return on Average Assets and Equity Excluding Merger and Acquisition Costs
Net Income	$4,531
After Tax merger and acquisition costs	339
Net Income excluding merger and acquisition costs	$4,870
Average Assets	1,458,091
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	1.34%

Average Stockholders Equity - GAAP	$157,905
Annualized Return on Average stockholders equity, excluding Merger and Acquisition costs	12.34%

	For the Three Months Ended
	March 31
Reconciliation of net interest income on fully taxable equivalent basis	2020	2019
Total interest income	$15,339	$15,017
Total interest expense	2,449	3,102
Net interest income	12,890	11,915
Tax equivalent adjustment	288	286
Net interest income (fully taxable equivalent)	$13,178	$12,201